POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, do hereby constitute and appoint Andrew D. Farley and Robert F. Bell, or either of them acting alone, my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to prepare and sign for me, and in my name, place and stead, in any and all capacities, any and all reports as may from time to time be required under Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done (with full power to each of them to act alone), as fully and to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

 This Power of Attorney shall remain in full force and effect until such time that I am no longer a Section Reporting Person, or until revoked by me in writing, or five years from the date hereof, whichever comes first.

 IN WITNESS WHEREOF, I hereto set my hand this 12th day of April, 2007.

       ____________________________________

       Dennis Lee Calton